Calculation of Filing Fee Tables
S-3
SONIDA SENIOR LIVING, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	17,109,184	$ 33.62	$ 575,210,766.08	0.0001381	$ 79,436.61
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 575,210,766.08		$ 79,436.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 33,816.68
			Net Fee Due:						$ 45,619.93
Offering Note
[1]	(1) Represents shares of common stock registered for resale by the selling stockholders named in this registration statement. (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the registrant's common stock as reported on the New York Stock Exchange on June 4, 2026, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Sonida Senior Living, Inc.	S-3	333-273716	08/04/2023		$ 5,958.58	Equity	Common Stock, par value $0.01 per share	5,434,231
Fee Offset Claims	2	Sonida Senior Living, Inc.	S-3	333-282375	09/27/2024		$ 27,858.10	Equity	Common Stock, par value $0.01 per share	7,126,318
Fee Offset Sources		Sonida Senior Living, Inc.	S-3	333-273716		08/04/2023						$ 7,611.74
Fee Offset Sources		Sonida Senior Living, Inc.	S-3	333-282375		09/27/2024						$ 27,858.10
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a Registration Statement on Form S-3 (File No. 333-273716) (the "2023 Prior Registration Statement") and paid a registration fee relating to the offer and sale of 5,434,231 shares of common stock, consisting of (a) 1,650,000 shares of common stock to certain of the selling stockholders in a private placement transaction, (b) 1,031,250 warrants to purchase one share of common stock per warrant to certain of the selling stockholders (pursuant to which 1,031,250 shares of common stock are issuable upon exercise), (c) 1,335,481 shares of common stock to certain of the selling stockholders in the Company's rights offering, of which 1,160,806 shares were purchased by certain of the selling stockholders in the backstop of the rights offering and 174,675 shares were received as a backstop fee and (d) up to 1,417,500 shares of common stock that certain of the selling stockholders subscribed for the purchase of pursuant to an equity commitment agreement. As of the date of this registration statement, all 5,434,231 shares of common stock remain unsold under the 2023 Prior Registration Statement. The 2023 Prior Registration Statement was deemed terminated as of June 11, 2026. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $5,958.58 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2023 Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Pursuant to Rule 457(p), the registrant is offsetting $5,958.58 of the fees associated with this registration statement from the filing fee previously paid in connection with the 2023 Prior Registration Statement.

[2]	The registrant previously filed a Registration Statement on Form S-3 (File No. 333-282375) (the "2024 Prior Registration Statement") and paid a registration fee relating to the offer and sale of 7,126,318 shares of common stock, consisting of (a) 5,026,318 shares of common stock issued to certain of the selling stockholders in a private placement transaction that occurred in two closings on February 1, 2024 and March 22, 2024 and (b) 2,100,000 shares acquired by certain of the selling stockholders in an underwritten public offering that closed on August 19, 2024. As of the date of this registration statement, all 7,126,318 shares of common stock remain unsold under the 2024 Prior Registration Statement. The 2024 Prior Registration Statement was deemed terminated as of June 11, 2026. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $27,858.10 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2024 Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Pursuant to Rule 457(p), the registrant is offsetting $27,858.10 of the fees associated with this registration statement from the filing fee previously paid in connection with the 2024 Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date